Putnam New York Tax Exempt Income Fund, 5/31/06, Semiannual
Report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2006, Putnam Management has
assumed $2,104 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	$23,501
		Class B	1,361
		Class C	174

72DD2		Class M	$52

73A1		Class A	.1799
		Class B	.1520
		Class C	.1453

74A2		Class M	.1672


74U1		Class A	128,788
		Class B	8,234
		Class C	1,231

74U2		Class M	306

74V1		Class A	8.56
		Class B	8.55
		Class C	8.56

74V2		Class M	8.57


85B

Additional Information about Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.